Exhibit 10.1

                             JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (this "Agreement") is entered into in accordance with the laws of the Nevada and other relevant laws and regulations, by and between PROJECT X, INC., a Nevada corporation ("PJTX") and its parent company EARTH DRAGON RESOURCES, a Nevada corporation ("EARH") and DEEP MARINE SALVAGE INC., a Nevis corporation ("DMS") (DMS, PJTX and EARH are collectively hereinafter referred to as the "Parties"), in accordance with the principles of equality and mutual benefit, and through friendly consultations, for the purpose to jointly participate in a Joint Venture company (the "Joint Venture") for the purpose of seeking, locating and obtaining cargo from shipwrecks located globally. This agreement supersedes the Joint Venture Agreement dated January 13, 2012.

                                    ARTICLE I
                          PARTIES OF THE JOINT VENTURE

SECTION 1.1  PARTIES

Parties to this Joint Venture are as follows:

PJTX, with its principal place of business located at 402 West Broadway, Suite 400, San Diego, California 92101.

Current Legal representative: Name:        J. Michael Johnson
                              Position:    Chief Executive Officer
                              Nationality: U.S.

DMS, registered in Nevis, West Indies, with its principal place of business located at Hunkins Plaza, Charlestown, Nevis, West Indies.

Legal representative:         Name:        Nigel Smith
                              Position:    President
                              Nationality: British

                                   ARTICLE II
                                   DEFINITIONS

SECTION 2.1     DEFINITIONS

"ALLOCATION" means the percentage of Recovered Materials received by each Party in accordance with their respective ownership of the Joint Venture as set forth in Article V hereof.

"INTELLECTUAL PROPERTY" includes but is not limited to historical research, survey plans, technical concepts and patent rights to all technical developments and/or equipment, hardware and software designs.

"NET REVENUE" is defined as all monies and\or cargo received by the Joint Venture after repayment of all investment monies paid into the Joint Venture and the government has taken its percentage pursuant to the licenses issued by the UK government for the Targets.

"PRECIOUS METALS" means gold, silver and platinum group metals.

"COMMODITY METALS" means copper, tin, nickel, zinc, lead, molybdenum, antimony, bismuth or other bulk metals used in commercial manufacturing processes.

"RECOVERED VALUABLES" means all items that are recovered from a shipwreck as a result of this Agreement, including but not limited to coins and bullion of all types of metals both precious and commodity; jewelry, precious and semi-precious stones, religious items, navigation instruments, ships hardware, weapons, armor, ammunition, dining utensils, porcelains, ceramics, pottery, personal effects, general merchandise and miscellaneous items.

                                   ARTICLE III
                   ESTABLISHMENT AND TERM OF THE JOINT VENTURE

SECTION 3.1 NAME AND JURISDICTION OF JOINT VENTURE
The name of the Joint Venture and its registered place of business shall be determined by the Parties.

SECTION 3.2 TERMINATION OF THE JOINT VENTURE
The Joint Venture will stay in effect until all three intended salvage Targets have been salvaged to the fullest extent operationally possible within the project funding capabilities and the distribution of profits have occurred in accordance with section 11.

                                   ARTICLE IV
                     GENERAL PROVISIONS OF THE JOINT VENTURE

SECTION 4.1 PRIMARY OBJECTIVE
The goals of the Parties to the Joint Venture are to successfully locate and recover the cargo from the three World War I era shipwrecks that DMS currently hold asset recovery licenses from the UK governments Department for Transport. These Targets are known to have carried precious metals. The business of the Joint Venture shall be to search for, survey, excavate, preserve, catalog, liquidate cargo and distribute profits from the Recovered Valuables from the above-described shipwrecks.

SECTION 4.2 SCOPE
The initial  scope of the Joint  Venture shall be confined to a cluster of three
(3) wrecks located in close proximity in the same geographic area. These 3 Targets are defined by the three licenses from the British government currently in the possession of DMS and have been disclosed by DMS to PJTX. Such three (3) licenses, as disclosed by DMS to PJTX, shall be the scope of the Joint Venture and are referred to herein as the "Targets".

SECTION 4.3 LOCATION AND TERM
The identity of the Targets and their locations have been determined by DMS. The Joint Venture shall continue from the date that this Agreement is fully executed by each Party and shall continue in existence until PJTX and any other participants have received the stipulated returns on capital contributed from the three Targets as stipulated in Section 11 hereof, unless earlier terminated, liquidated or dissolved by law or as hereinafter provided.

                                    ARTICLE V
                         CONTRIBUTIONS AND JOINT VENTURE
                               OWNERSHIP INTERESTS

SECTION 5.1 THIRD PARTY EXCLUSIVITY AND SALES
PJTX shall remain the only third party contracted by DMS for raising funds for the deep water salvage venture of the Targets through an independent investment structure. Any and all contacts, leads or potential investors that DMS would like to introduce to the Joint Venture must be provided to PJTX. PJTX and DMS through their collective fund raising efforts may engage other Parties to offer the Joint Venture investment to their respective clients. Said commissions are limited to 10% of the investment obtained by the Joint Venture. Engagement of any third party to represent the Joint Venture on a commission basis must be approved by PJTX.

SECTION 5.2 OPERATIONAL FUNDING
Throughout the term of this Venture PJTX shall have the right to a 50% interest in the Joint Venture in exchange for the contribution of sufficient operational funding required to bring the Joint Venture to profitable, self-funding status; subject to the terms and conditions set forth below;

     SECTION 5.2.1 CAPITALIZATION
     PJTX and its parent company EARH shall provide initial capitalization to the Joint Venture in the amount of US $10,000,000. The Parties to this Agreement have determined that this level of capitalization is reasonably sufficient to achieve profitability. Actual operating costs will be subject to market prices at the time of operations. EARH has pledged 10 million shares of its common stock to DMS which will remain outstanding until the funds are raised, pursuant to a written Pledge Agreement dated April 27, 2012, entered into by and between PJTX, EARH and DMS.

     SECTION 5.2.2 CAPITALIZATION THRESHOLD
     PJTX and its parent company EARH will contribute up to US $25,000,000 if said level of capitalization is required to attain profitable, self-funding status of the Joint Venture, as mutually agreed to by the Parties.

     SECTION 5.2.3 ADDITIONAL CAPITAL
     In the event that the Joint Venture requires capital in excess of $25 million for its operational needs for the Targets, each party shall be obligated to raise fifty percent (50%) of such additional capital through the sale of ownership percentages in the Joint Venture.

     SECTION 5.2.4 PJTX FUNDING STRUCTURE
     PJTX may raise its investment contribution utilizing the fund raising structure of its choice that conforms to regulatory requirements of relevant jurisdictions.

     SECTION 5.2.5 INVESTOR DISTRIBUTIONS
     All distributions of Net Revenues to investors shall be paid from the 50% project interest assigned to PJTX unless subject to Section 5.2.3.

     SECTION 5.2.6 COMPETING STRUCTURES
     The Parties acknowledge that all funding efforts shall be directed through PJTX, it's parent company EARH and its duly designated agents.

     SECTION 5.2.7 MUTUAL INDEMNIFICATION
     The Parties hereby agree to hold the other party harmless and fully and completely indemnify said party against any and all civil or criminal actions or judgments by any court that arise relating to that Parties activities.

     SECTION 5.2.8 BARTER FOR GOODS AND SERVICES
     The Parties to the Joint Venture hereby recognize that necessary operational assets such as a ship or other marine equipment may be contributed to the Joint Venture on an "in kind" basis. Any decision to engage the use of said assets shall be made by DMS and approved by PJTX.

     SECTION 5.2.9 ACCOUNTING AND AUDITING
     All investor funds, regardless of source, shall flow through the accounting\auditing structure and designated bank accounts established by EARH\PJTX for the purpose of maintaining a complete and accurate accounting record and audit trail. All investor transaction shall be disclosed by EARH in its periodic filings with the Securities Exchange Commission of the United States and available for public review.

     SECTION 5.2.10 FIDUCIARY DUTY
     The Parties hereby acknowledge that as executive officers of their respective companies they have, under the laws of their respective jurisdictions, a fiduciary duty to represent the best interests of each respective Party's shareholders or owners during all business decisions as the Joint Venture moves forward.

SECTION 5.3 EXCLUSIVITY
PJTX, it's parent company EARH and its duly designated agents shall have exclusive control of all fund raising efforts for the duration of the Joint Venture.

SECTION 5.4 INDEPENDENT INVESTMENT
EARH/PJTX will raise the funds via the public company structure as well as negotiating and allowing offers to sell directly to independent investors a portion of their 50% ownership to fund the Joint Venture.

SECTION 5.5 CONTRIBUTIONS FROM DMS
DMS has provided the Joint Venture with three (3) Targets, with UK government Department for Transport licenses to recover their cargoes.

     *    The three Targets were carrying precious metals.

     * DMS has obtained the necessary historical research related to the salvage Targets as may be needed to complete the objectives of the Joint Venture.

     * DMS has and will continue to gather and provide all necessary engineering blueprints, specifications, engineering, fabrication of equipment, integration of equipment, use of equipment and other knowledge as may be required to properly construct the recovery equipment required to complete the objectives of the Joint Venture. In the event that any recovery equipment fails or requires repair or replacement due to DMS negligence, the costs thereof shall be deducted from the DMS share of profits without contribution from the Joint Venture or PJTX.

     * DMS will undertake, on a best effort basis, the survey of the Targets, prioritize for salvage based upon survey results and undertake the salvage operations.

     * DMS warrants to have legal title to the licenses. The licenses are in good standing and DMS is pledging the licenses to the JV as their contribution.

SECTION 5.6 INTELLECTUAL PROPERTY
All Intellectual Property contributed to the Joint Venture by each Party shall remain the sole exclusive property of that Party.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

SECTION 6.1
Each Party represents and warrants to the other Party that each of the warranties it makes herein is accurate in all respects and not misleading as at the date of this Agreement.

SECTION 6.2
Each Party undertakes to disclose in writing to the other Party anything which is or may constitute a breach of or be inconsistent with any of the warranties immediately upon the same coming to its notice at the time of and after the date hereof.

SECTION 6.3
Each Party agrees that each of the warranties it makes shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other warranty or any other term of this Agreement.

SECTION 6.4
Each Party acknowledges that the restrictions contained in Section 16.3 (Public Notices) and Section 16.4 (Confidentiality) shall continue to apply after the execution of this Agreement without limit in time.

                                   ARTICLE VII
                      REPRESENTATIONS AND WARRANTIES OF DMS

SECTION 7.1 ORGANIZATION, STANDING AND AUTHORITY; FOREIGN QUALIFICATION
DMS is a corporation duly organized, validly existing and in good standing under the laws of Nevis, West Indies, and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

SECTION 7.2. CORPORATE AUTHORIZATION
The execution, delivery and performance by DMS of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of DMS, and this Agreement constitutes a valid and binding agreement of DMS.

SECTION 7.3. NO CONFLICT
The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

     (a) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of DMS;

     (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or agreement to which DMS is a party or by or to which either of its assets or properties, may be bound or subject;

     (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon DMS or upon the securities, assets or business of DMS;

     (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to DMS or to the securities, properties or business of DMS; or

     (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by DMS.

SECTION 7.4. LITIGATION
There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to DMS's best knowledge threatened against or affecting DMS or involving any of DMS's property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. DMS is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

SECTION 7.5. COMPLIANCE WITH LAWS
To the best knowledge of DMS, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of DMS.

SECTION 7.6. TRUE AND CORRECT COPIES
All documents furnished or caused to be furnished to PJTX by DMS are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

SECTION 7.7. MATERIAL INFORMATION
This Agreement and all other information provided, in writing, by DMS or its representatives thereof to PJTX, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions which have not been disclosed to PJTX in writing which, individually or in the aggregate, could have a material adverse effect on DMS or a material adverse effect on the ability of DMS to perform any of its obligations pursuant to this Agreement.

                                  ARTICLE VIII
                     REPRESENTATIONS AND WARRANTIES OF PJTX

SECTION 8.1. ORGANIZATION, STANDING AND AUTHORITY; FOREIGN QUALIFICATION
PJTX is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

SECTION 8.2 CORPORATE AUTHORIZATION
The execution, delivery and performance by PJTX of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PJTX, and this Agreement constitutes a valid and binding agreement of PJTX.

SECTION 8.3 NO CONFLICT
The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

     (a) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of PJTX;

     (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or agreement to which PJTX is a party or by or to which either of its assets or properties, may be bound or subject;

     (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon PJTX or upon the securities, assets or business of PJTX;

     (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to PJTX or to the securities, properties or business of PJTX; or

     (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by PJTX.

SECTION 8.4. LITIGATION
There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to PJTX's best knowledge threatened against or affecting PJTX or involving any of PJTX's property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. PJTX is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

SECTION 8.5. COMPLIANCE WITH LAWS
To the best knowledge of PJTX, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of PJTX.

SECTION 8.6. TRUE AND CORRECT COPIES
All documents furnished or caused to be furnished to DMS by PJTX are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

SECTION 8.7 MATERIAL INFORMATION
This Agreement and all other information provided, in writing, by PJTX or its representatives thereof to DMS, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions which have not been disclosed to DMS in writing which, individually or in the aggregate, could have a material adverse effect on PJTX or a material adverse effect on the ability of PJTX to perform any of its obligations pursuant to this Agreement.

                                   ARTICLE IX
                          DMS COVENANTS AND AGREEMENTS

SECTION 9.1 OPERATING THE JOINT VENTURE
DMS shall be responsible for conducting the Joint Venture's recovery operations and in connection therewith DMS agrees to act with the utmost good faith and to use its best efforts to competently and diligently carry out the salvage operations of the Joint Venture, including but not limited to:

Obtain and maintain for the Term of the Joint Venture all such licenses as are necessary to carry out the Project for the operations of the Joint Venture.

     a) Survey the geographical area in which the three (3) Targets are known to be located and manage subsequent salvage operations on the Targets and manage, with PJTX's consent, the sale or distribution of all recovered items after the UK government share has been taken according to the license terms.

     b) Provide as much historical research as possible without compromising the security of the actual names of the Targets.

     c) Create regular, detailed progress reports for distribution to PJTX. These reports will include details of sums expended and budgeted.

     d) Apply all moneys received from PJTX pursuant to this Agreement towards expenses incurred exclusively in performing or procuring its obligations and in accordance of the current working budget as set forth on Schedule A attached hereto.

     e) In performing the aforementioned obligations DMS shall use such diligence and care as might reasonably be expected by a person having a significant investment interest in the salvage operation.

     f) Keep a full account of all sums expended for the Joint Venture and will make records available for inspection to PJTX on reasonable notice.

     g) Inform PJTX without delay of any information which will significantly affect the viability of the Joint Venture, its likely cost or the likelihood of a commercial return from its operations.

     h) DMS warrants that it will have in place appropriate and sufficient liability insurance in respect of all risks and liabilities which may be encountered during the course of the Joint Venture. DMS warrants that it has used its expertise and experience in arrangement of such insurance and will produce a copy of it upon request. DMS will indemnify PJTX against any claims costs and liabilities of whatever nature arising out of the Joint Venture operations.

     i) DMS shall maintain total control of vessel choice management and operational decisions.

SECTION 9.2 LITIGATION
During the term of the Joint Venture, DMS shall notify PJTX promptly of any actions or proceedings of the type described in Section 7.4 that from the date hereof are threatened or commenced against DMS or against any portion of the DMS ownership interests in the Joint Venture and of any requests for information or documentary materials by any governmental or regulatory body that could affect PJTX's abilities to perform its obligations hereunder.

                                    ARTICLE X
                        COVENANTS AND AGREEMENTS OF PJTX

SECTION 10.1 CAPITALIZATION
PJTX shall use its best efforts to raise and provide the Joint Venture with the Capital Contributions set forth in Section 5 above

SECTION 10.2 LITIGATION
From the date of this Agreement to the Closing Date, PJTX shall notify DMS of any actions or proceedings of the type described in Sections 8.4 that are threatened or commenced against PJTX or against any officer, director, employee, properties or assets of PJTX with respect to its affairs and of any requests for information or documentary materials by any governmental or regulatory body that could affect PJTX's abilities to perform its obligations hereunder.

SECTION 10.3 FORTNIGHTLY PROGRESS REPORTS
Create regular, detailed progress reports for distribution to DMS. These reports will include details of sums raised to date and expected further funding prior to the next progress report.

SECTION 10.4 PRESS RELEASES
The Parties hereby recognize the importance of reports and press releases to inform investors during the course of the project. The Parties will collaborate in good faith on all releases of information directly related to the progress of operations.

                                   ARTICLE XI
                       LIQUIDATION OF RECOVERED VALUABLES
                        AND DISTRIBUTIONS OF NET REVENUES

SECTION 11.1 LIQUIDATION
Liquidation of Recovered Valuables shall occur in a timely, ongoing manner to one or more companies that purchase bulk metals. The aforementioned companies shall be chosen by mutual agreement of the Parties..

SECTION 11.2 REPAYMENT OF INVESTMENT CAPITAL
Prior to any profit distributions to Investors or other third parties, PJTX\EARH and\or third

All  investors  that have  provided  capital to the Joint  Venture under Section
5.2.2 hereof, shall be reimbursed 100% of such investment capital prior to the payment of any kind of capital or cargo to any other person, entity or government.

SECTION 11.3 DISTRIBUTION
Net Revenues shall be distributed as set forth below and in the order provided below:

     (a) Repayment of all investment capital pursuant to Section 11.2;

     (b) Division and delivery of cargo to the UK government as required in the licenses for the Targets;

     (c) Thereafter, the Parties to this Agreement shall divide the next $1 billion in Net Revenue and\or Net Cargo on a 50%\50% basis.

SECTION 11.4 DMS PERFORMANCE BONUS
DMS will be paid an additional performance bonus based upon the following conditions;

     (a) If the average price of gold, over the 14 day period prior to any distribution of asset should be above $1,750 per ounce then a commensurate increase to the US$1 billion value of Section 11.3.b shall be applied for all gold evaluations/contributions to the said $1 billion. Likewise should the value of silver be above $35 per ounce a similar pro rata increase to the $1 billion will also be made.

     (b) Upon each Party receiving a distribution of 50% of the $1 billion in Net Revenue and/or Net Cargo as provided section 11.3.(c), DMS will then be entitled to a performance bonus of 40% of each additional net US $100,000,000 or portion thereof recovered by the Joint Venture. The remainder of the aforementioned amounts shall then be divided on a 50\50 basis between the Parties.

SECTION 11.5 APPRAISAL OF CARGO
The Parties to this Agreement mutually agree to appoint a panel of experts to perform an independent appraisal of all recovered cargo to determine which items have marketable intrinsic or numismatic value. Said panel of experts shall determine those values. The Parties agree to abide by the panels valuations for the purposes of division as defined by Article 11 of this Agreement.

SECTION 11.6 CARGO CATEGORY DECLARATION
The Parties hereby acknowledge the following Cargo Categories;

     (a) Gold coins having a numismatic value over and above the melt value of the gold
     (b)  Gold coins having no additional value and will be sold for melt value
     (c)  Silver and gold bullion

SECTION 11.7 CARGO CATEGORY DISTRIBUTION
For the  purposes  of  equitable  distribution  under the  structure  defined in
Article 11 of this Agreement the distribution of cargo categories shall occur under the following structure;

     (a)  All cargo will be valued at melt value at all times for distribution
     (b) All gold coins determined to have significant numismatic value as defined by Section 11.5 shall be given priority and divided by the Parties before all other categories. Said distribution shall be applied across all coin nationalities, issues, denominations, dates, mints and grades.
     (c) Upon complete distribution of all gold coins with numismatic value, all gold and silver having only melt value shall then be divided among the Parties.

                                   ARTICLE XII
                               BUSINESS MANAGEMENT

SECTION 12.1 BUSINESS MANAGEMENT OF THE JOINT VENTURE

     a) All funds collected by PJTX for Venture funding shall come exclusively through PJTX and the trust account established by Lawler & Associates or other Trustee account as determined by Investment Banking partners.
     b) The use and distribution of funds for payment of operational expenses, billing, invoicing, maintaining of receipts, depreciable assets or other financial matters shall be done in a manner acceptable to the Joint Venture's accountants and auditors.

                                  ARTICLE XIII
                            TAXES, FINANCE AND AUDIT

SECTION 13.1 TAXES
The Joint Venture shall pay taxes in accordance with the provisions of all applicable laws and regulations. Staff members and workers of the Joint Venture shall pay individual income tax according to the all applicable laws.

SECTION 13.2 FISCAL YEAR
The fiscal year of the Joint Venture shall be set by the Parties hereafter.

                                   ARTICLE XIV
           THE DISPOSAL OF ASSETS AFTER THE EXPIRATION OF THE DURATION

SECTION 14.1 DISPOSAL OF EQUIPMENT ASSETS
All equipment assets designed, built and acquired by the Joint Venture will revert to full ownership of DMS once full repayment of principal investment is made to the investor group.

                                   ARTICLE XV
                                    INSURANCE

SECTION 15.1 INSURANCE
Insurance policies of the Joint Venture on various kinds of risks shall be underwritten with a qualified insurer operating in the U.S. - U.K. or other jurisdiction reasonably approved by both Parties.

                                   ARTICLE XVI
                                  MISCELLANEOUS

SECTION 16.1 ALTERATIONS, AMENDMENTS AND MODIFICATIONS
Any amendment of this Agreement shall come into force only after a written amendment agreement has been signed by each Party.

SECTION 16.2 APPLICABLE LAW
The formation, validity, interpretation, execution and settlement of disputes in respect to this Agreement shall be governed by the relevant laws of England.

SECTION 16.3 PUBLIC NOTICES
The Parties agree that all notices to third Parties and all other publicity concerning the Joint Venture or anything else pertaining to this Agreement shall be jointly planned and coordinated and no Party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

SECTION 16.4 CONFIDENTIALITY

     a) All aspects and terms of this Agreement and all information and data in whatever form (including written, oral or electronic) related to this Agreement and/or the Joint Venture (collectively, "Confidential Information") shall be held in strict confidence by the Parties, and not disclosed to any third Parties except as otherwise set forth in this Section 16.4. The Parties agree to treat all information furnished by or on behalf of any Party hereto in accordance with the provisions of this Section 16.4 and to take, or abstain from taking, the other actions set forth herein. The Parties agree that the Confidential Information shall be used solely for the purpose of operating the Joint Venture and will be kept confidential by such Party, its officers, directors, employees, representatives, agents and advisors, provided that either Party may, without such approval, disclose Confidential Information: (i) to the receiving Party's officers, directors, employees, representatives, agents and advisors, including outside professional advisors, who need to know the Confidential Information for the purpose of meeting its obligations hereunder and agree in writing to be bound by the terms of confidentiality set forth in this Section 16.4, (ii) to any bank or financial institution from whom the Joint Venture is seeking or
          obtaining   finance,   upon   obtaining  a  similar   undertaking   of
          confidentiality (but excluding this proviso) from such bank or institution, (iii) as required by applicable law or the requirements of any recognized stock exchange in compliance with its rules and regulations, (iv) to any government agency or tax authority lawfully requiring such information, or (v) to any court of competent jurisdiction acting in pursuance of its powers.

     b) The Parties agree that, without the prior written consent of the other Party, which may be withheld in such Party's sole discretion, none of the Parties shall disclose any provision of this Agreement, or its existence, to any third party except as otherwise set forth in this
          Section 16.4.

SECTION 16.5 SCIENTIFIC DATA
Any and all data collected during field operations shall remain the common property of the Parties until the Primary objective of the JOINT VENTURE stated in section 4.1 has been met and the JOINT VENTURE dissolved. Upon the dissolution of the JOINT VENTURE all such data becomes the exclusive property of DMS. This data may include, but not be limited to, magnetometer data, side scan sonar records, sub-bottom profiling records, laser generated optical data, photography, GPS positioning data, GIS information, archaeological information, wreck site stratification, material distribution, bathymetric, sedimentary and hydrographic data.

SECTION 16.6 NON-WAIVER
No waiver of any breach, or failure to enforce any provision, of this Agreement at any time by a party shall in any way limit or waive the right of that party to subsequently enforce and compel strict compliance with this Agreement.

SECTION 16.7 PARTIAL INVALIDITY
If any provision of this Agreement is or becomes invalid or unenforceable, that provision shall be deemed deleted from this Agreement and such invalidity or un-enforceability shall not affect the other provisions of this Agreement, all of which shall remain in full force and effect to the extent permitted by law, subject to any modifications made necessary by the deletion of the invalid or unenforceable provisions.

SECTION 16.8 LIABILITY
Each Party acknowledges that it shall be responsible for any loss, cost, damage, claim, or other charge owing to a third party that arises out of or is caused by the actions of that Party or its employees or agents. No Party shall be liable for any loss, cost, damage, claim, or other charge that arises out of or is caused by the actions of any other Party or its employees or agents. Joint and several liabilities will not attach to the Parties; no Party is responsible for the actions of any other Party, but is only responsible for those tasks assigned to it. The Parties agree that in no event will consequential or punitive damages are applicable or awarded with respect to any dispute that may arise between or among the Parties in connection with this Agreement.

SECTION 16.9 INDEMNIFICATION
Each Party shall indemnify and save harmless the other Party, and each of their respective shareholders, directors, officers, employees and agents from and against all actual or threatened liabilities described above in Section 16.8.

SECTION 16.10 ARBITRATION
The Parties agree that any dispute, claim, or controversy concerning this Agreement or the termination of this Agreement, or any dispute, claim or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in London, England. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the Parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Parties will pay the costs and expenses of such arbitration in such proportions as the arbitrator shall decide, and each Party shall separately pay its own counsel fees and expenses.

SECTION 16.11 CONTINUATION
The Joint Venture may be extended, reconstituted or otherwise continued under terms and conditions mutually agreed upon, in writing, by the Parties to this Joint Venture Agreement.

SECTION 16.12 GOVERNING LAW AND JURISDICTION
This Agreement shall be governed by the laws of the United Kingdom.

IN WITNESS WHEREOF the Parties hereto have executed this Joint Venture Agreement in the Cities of ___________________________ and ____________, by the authorized representatives of the Parties on the ________ day of _________________ 2012.

PROJECT X, INC.,
a Nevada corporation


By: /s/ J. Michael Johnson
   -----------------------------------------
Name:  J. Michael Johnson
Title: Chief Executive Officer


DEEP MARINE SALVAGE, INC.,
a Nevis IBC


By: /s/ Nigel Smith
   -----------------------------------------
Name:  Nigel Smith
Title: President